Exhibit 10.20

EXECUTION VERSION

This AGREEMENT (this “Agreement”) is entered into this 29th day of October, 2018, by and between Differential Brands Group Inc., a Delaware corporation (the “Company”) and each of the investors listed on the signature pages hereto (each, an “Investor”).

The Investors are subscribing for shares of common stock, par value $0.10 per share (the “Common Stock”) of the Company on the date hereof.

The Company agrees to create a new stock incentive compensation plan for the amount of 1,776,500 shares of Common Stock (the “Plan”), which will be allocated by a Special Committee of the Company’s Board of Directors in accordance with the Stockholders Agreement, dated as of the date hereto, by and among the Company, the Investors and the other stockholders party thereto (such shares of Common Stock, the “Special Equity Allocation Pool”), and submit such Plan for a vote of the holders of Common Stock of the Company (the “Shareholders”). The material terms of the Plan not described herein shall generally conform to the Company’s 2016 Stock Incentive Plan, as amended to date.

In the event (i) the Plan is not approved by Shareholders and implemented within ninety (90) days hereof and (ii) any shares of the Special Equity Allocation Pool eligible to be awarded under the Plan (a) are not allocated by the Special Committee within 180 days following the date hereof, or (b) if awarded, are forfeited, cancelled, exchanged, withheld or surrendered or if an award under the Plan terminates or expires without a distribution of the underlying shares of the Special Equity Allocation Pool to the applicable participant, the shares with respect to such award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, no longer be available for any future awards under the Plan, shall be removed from the aggregate amount of the Special Equity Allocation Pool and shall instead be delivered to the Investors, pro rata in accordance with their holdings of Shares on the date hereto, on October 29, 2020 or, if such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration occurs after such date, on October 29, 2021; provided that either of such dates for delivery shall be extended, at the request of the Investors, to the extent necessary so that no disposition by any Investor for purposes of Section 16 of the Securities Exchange Act of 1934 shall have occurred during the six (6) months immediately preceding such date for delivery.

Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the Company and Investors holding shares of Common Stock representing a majority of the number of shares of Common Stock held by the Investors as of such date (the “Majority Investors”), and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the Company and the Majority Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No Investor may assign this Agreement or any rights or obligations hereunder other than to such Investor’s affiliates without the prior written consent of the Company; provided, that no such assignment shall relieve such Investor of its obligations hereunder.

This Agreement, together with the exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes and cancels all prior and contemporaneous agreements and understandings, oral or written, with respect to such matters.

Any action, arbitration, claim, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before any federal, state, local or foreign government or any court of competent jurisdiction, administrative or regulatory body, agency, bureau, or commission in any domestic or foreign jurisdiction, any appropriate division of any of the foregoing or any arbitrator, or other legal action (each, a “Proceeding”) relating to this Agreement or the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the applications of the laws of another jurisdiction. The parties agree that any Proceeding brought by or against such party in connection with this Agreement shall be brought solely in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each party expressly and irrevocably consents and submits to the jurisdiction and venue of each such court in connection with any Proceeding, including to enforce any settlement, order or award, and such party agrees to accept service of process by the other party or any of its agents in connection with any such Proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS RIGHTS OR OBLIGATIONS HEREUNDER.

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

Each party hereto agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission or pdf shall constitute effective and binding execution and delivery of this Agreement.

Nothing in this Agreement shall create or be deemed to create any rights or remedies in any person or entity that is not a party to this Agreement.

Any reference in this Agreement to gender shall include all genders, and the words imparting the singular number only shall include the plural and vice versa. The division into sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement and all references in this Agreement to any “article,” “section,” “schedule” or “exhibit” are to the corresponding article, section, schedule or exhibit of or to this Agreement unless explicitly stated otherwise. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole and not merely to any particular provision of this Agreement. The word “including” and any variation thereof means “including without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. All references to currency, monetary values and dollars set forth herein shall, unless otherwise indicated, mean U.S. dollars and all payments hereunder shall be made in U.S. dollars. All references to any period of days are to the relevant number of calendar days unless otherwise specified. Each party hereto has participated in the drafting of this Agreement, which each such party acknowledges is the result of negotiations among such parties (as sophisticated persons) and, consequently, this Agreement shall be interpreted without reference to any laws to the effect that any ambiguity in a document be construed against the drafter. References to agreements and other documents shall be deemed to include all amendments, modifications and supplements thereto. References to acts and statutes shall include the rules and regulations promulgated thereunder, and any reference to any acts, statutes, rules and regulations shall refer to the same as amended from time to time.

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DIFFERENTIAL BRANDS GROUP INC.

By:	/s/ Lori Nembirkow
Name:	Lori Nembirkow
Title:	Secretary

[Signature Page to MIP Side Letter]

GSO Capital Opportunities Fund III LP
By: GSO Capital Opportunities Associates III LLC,
its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to MIP Side Letter]

GSO CSF III Holdco LP
By: GSO Capital Solutions Associates III LP, its general partner
By: GSO Capital Solutions Associates III (Delaware) LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to MIP Side Letter]

GSO Aiguille des Grands Montets Fund II LP
By: GSO Capital Partners LP, as attorney-in-fact

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to MIP Side Letter]

GSO Credit Alpha II Trading (Cayman) LP
By: GSO Credit Alpha Associates II LP, its general partner
By: GSO Credit Alpha Associates II (Delaware) LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to MIP Side Letter]

GSO Harrington Credit Alpha Fund (Cayman) L.P.
By: GSO Harrington Credit Alpha Associates L.L.C., its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to MIP Side Letter]

BTO LEGEND HOLDINGS L.P.
By:	BTO Holdings Manager L.L.C., its General Partner
By:	Blackstone Tactical Opportunities Associates L.L.C., its Managing Member
By:	BTOA L.L.C., its Sole Member

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

[Signature Page to MIP Side Letter]

BLACKSTONE FAMILY TACTICAL OPPORTUNITIES
INVESTMENT PARTNERSHIP III (Cayman) – NQ – ESC L.P.

By:	BTO GP – NQ L.L.C., its General Partner

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

[Signature Page to MIP Side Letter]